Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Summit Healthcare REIT, Inc.

Laguna Hills, California

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-212231) of Summit Healthcare REIT, Inc. (the “Company”) of our report dated March 27, 2026, relating to the Company’s consolidated financial statements as of December 31, 2025 and 2024 and for the years then ended, which appears in this Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

/s/ Haskell & White LLP

Irvine, California
March 27, 2026